Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of CHRISTOPHE BECK, LANESHA T. MINNIX and THERESA E. CORONA, signing singly, to be my attorney-in-fact, with full power and authority to sign his or her name to a Registration Statement on Form S-8 relating to the registration of 19,910,782 shares of Ecolab Inc. Common Stock, par value $1.00 per share, for the Ecolab Inc. 2023 Stock Incentive Plan, and any and all amendments thereto (including without limitation post-effective amendments to register or de-register shares), provided that the Registration Statement and any amendments thereto, in final form, be approved by said attorney-in-fact; and his or her name, when thus signed, shall have the same force and effect as though I had manually signed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 4th day of May, 2023.

/s/Shari L. Ballard
Shari L. Ballard

/s/Barbara J. Beck
Barbara J. Beck

/s/Jeffrey M. Ettinger
Jeffrey M. Ettinger

/s/Eric M. Green
Eric M. Green

/s/Arthur J. Higgins
Arthur J. Higgins

/s/Michael Larson
Michael Larson

/s/David W. MacLennan
David W. MacLennan

/s/Tracy B. McKibben
Tracy B. McKibben

/s/Lionel L. Nowell III
Lionel L. Nowell III

/s/Victoria J. Reich
Victoria J. Reich

/s/Suzanne M. Vautrinot
Suzanne M. Vautrinot

/s/John J. Zillmer
John J. Zillmer